UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 7, 2008
REITPLUS, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-143415	20-8857707
(State or Other Jurisdiction of	(File Number)	(IRS Employer Identification No.)
Incorporation)
8 Greenway Plaza, Suite 1000
Houston, Texas 77046
(Address of Principal Executive Offices)
(713) 850-1400
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.
     At a meeting of the board of directors (the “Board”) of REITPlus, Inc. (the “Company”) on October 7, 2008, the Board authorized the Company to terminate the dealer management agreement (the “Dealer Management Agreement”) dated October 30, 2007, by and between the Company and AmREIT Securities Company (the “Dealer Manager”) (filed on November 1, 2007 as Exhibit 1.1 to Pre-Effective Amendment No. 3 to the Company’s Registration Statement on Form S-11). The Company entered into a written agreement with the Dealer Manager, dated October 9, 2008, to terminate the Dealer Management Agreement, effective immediately.
     The Dealer Manager is an affiliate of AmREIT, the Company’s sponsor. Under the Dealer Manager Agreement, the Dealer Manager was the Company’s agent and principal distributor for the purpose of finding, on a best efforts basis, purchasers for the Company’s shares of common stock through such securities dealers that the Dealer Manager retained. The Company has not incurred any early termination penalties or payments due to the termination of the Dealer Manager Agreement.
Item 8.01 Other Events.
     At the October 7, 2008 meeting of the Board, the Board also authorized the Company to suspend sales under its current plan of distribution with regard to its best efforts offering of securities as soon as practicable, including sales pursuant to the Company’s distribution reinvestment plan (the “DRP”). On October 10, 2008 the Company mailed a letter to stockholders (the “Stockholders Letter”) announcing suspension of the DRP. The suspension of the DRP shall become effective ten days after the Stockholders Letter is provided to stockholders.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Stockholders Letter

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REITPlus, Inc.
By:	/s/ H. Kerr Taylor
H. Kerr Taylor
President

Date: October 10 , 2008